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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 2001 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Gilead Science, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
March 11, 2003

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EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS